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                                                                  EXHIBIT (J)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees
The Hennessy Mutual Funds, Inc., The Hennessy Funds, Inc., and The Hennessy Funds Trust:

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in the prospectus and "Other Information" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
February 24, 2009